Exhibit 10.1
                                                                    ------------

                            INDEMNIFICATION AGREEMENT

     This AGREEMENT (the "Agreement") is made and entered into as of August 1, 2005, between Metromedia International Group, Inc., a Delaware corporation (the "Indemnitor"), and Mark S. Hauf ("Indemnitee").

         WHEREAS, the Indemnitor has entered into that certain Share Purchase Agreement (as amended, supplemented or modified from time to time in accordance with its terms, the "Purchase Agreement"), dated as of February 17, 2005, by and among the Indemnitor, First National Holding S.A., a societe anonyme organized under the laws of Luxembourg ("FNH"), Emergent Telecom Ventures S.A., a societe anonyme organized under the laws of Switzerland ("ETV"), and Pisces Investment Limited, a company organized under the Companies Law of Cyprus and wholly-owned subsidiary of FNH and ETV, pursuant to which the Company has agreed to sell its entire interest in NWE Capital (Cyprus), Ltd., a company organized under the Companies Law of Cyprus whose sole asset is a 71% interest in PeterStar ZAO, a closed joint stock company organized under the laws of the Russian Federation ("PeterStar");

         WHEREAS, in connection with the closing of the transaction contemplated by the Purchase Agreement, FNH and PeterStar have requested that the Indemnitee remain as a director of PeterStar;

         WHEREAS, to induce the Indemnitee remain as a director of PeterStar, the Indemnitor desires to provide Indemnitee with full indemnification against litigation risks and expenses; and

         WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in continuing to serve as a director of PeterStar.

         NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Indemnitor and the Indemnitee do hereby covenant and agree as follows:

         1.       Definitions.

                  (a) "Corporate Status" describes the status of a person who is serving or has served as a Director, including as a member of any committee of the board of directors of PeterStar.

                  (b) "Director" shall mean a member of the board of directors of PeterStar.

                  (c) "Expenses" shall mean all fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys' fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 4 and 6(b) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses.


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                       Indemnification Agreement - Page 2

                  (d) "Liabilities" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

                  (e) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to
Section 6 of this Agreement to enforce Indemnitee's rights hereunder.

         2. Agreement to Indemnify. The Indemnitor agrees to indemnify Indemnitee as follows:

                  If Indemnitee was or is a party or is threatened to be made a party to any Proceeding by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Indemnitor against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities", respectively, and collectively as "Indemnifiable Amounts").

         3. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Indemnitor a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 2 of this Agreement. The Indemnitor shall pay such Indemnifiable Amounts to Indemnitee within ten (10) calendar days of receipt of the request.

         4. Agreement to Advance Expenses. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, as the same are incurred.

         5. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Indemnitor a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 4 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 4 shall be made no later than ten (10) calendar days after the receipt of such request by the Indemnitor.

         6. Reduction for Amounts Paid by Others. The Indemnitor's obligation to indemnify or advance Indemnifiable Amounts hereunder to Indemnitee shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from FNH or PeterStar or otherwise pursuant to that certain Indemnification Agreement, entered into as of August 1, 2005, between FNH, PeterStar and Indemnitee (the "FNH/PeterStar Indemnity Agreement"). To the extent the Indemnitor indemnifies or advances Indemnifiable Amounts hereunder to Indemnitee that are subsequently indemnified or advanced to Indemnitee pursuant to the FNH/PeterStar Indemnity Agreement, Indemnitee shall promptly notify Indemnitor and return such Indemnifiable Amounts to Indemnitor in accordance with instructions provided by Indemnitor promptly following such notification.


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                       Indemnification Agreement - Page 3


         7. Remedies of Indemnitee.

                  (a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 2 and 3 above or a request for an advancement of Indemnifiable Expenses under Sections 4 and 5 above and the Indemnitor fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition a court of law to enforce the Indemnitor's obligations under this Agreement.

                  (b) Expenses. The Indemnitor agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 7(a) above, or in connection with any claim or counterclaim brought by the Indemnitor in connection therewith.

                  (c) Validity of Agreement. The Indemnitor shall be precluded from asserting in any Proceeding, including, without limitation, an action under
Section 7(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that they are each bound by all the provisions of this Agreement.

         8. Representations and Warranties of the Indemnitor. The Indemnitor hereby represents and warrants to Indemnitee as follows:

                  (a) Authority. The Indemnitor has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Indemnitor.

                  (b) Enforceability. This Agreement, when executed and delivered by the Indemnitor in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Indemnitor, enforceable against the Indemnitor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

         9. Fees and Expenses. During the term of the Indemnitee's service as a Director, the Indemnitor shall promptly reimburse the Indemnitee for all expenses incurred by Indemnitee in connection with his service as a Director or member of any committee of the board of directors of PeterStar or otherwise in connection with PeterStar's business.

         10. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, PeterStar's by-laws or certificate of incorporation, or any other agreement, vote of stockholders or the board of directors of PeterStar (or any committee thereof), or otherwise, both as to action in Indemnitee's official capacity or Indemnitee's Corporate Status and as to action in any other capacity as a result of Indemnitee's serving as a Director.


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                       Indemnification Agreement - Page 4


         11. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Indemnitor (including any transferee of all or a substantial portion of the business, stock and/or assets of the Indemnitor and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

         12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

         13. Modifications and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

         14. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                  (a) If to Indemnitee, to:

                           Mark S. Hauf
                           c/o Metromedia International Group, Inc.
                           8000 Tower Point Drive
                           Charlotte, NC  28227
                           Fax:  704-845-1815

                  (b) If to the Indemnitor, to:

                           Metromedia International Group, Inc.
                           8000 Tower Point Drive
                           Charlotte, NC  28227
                           Attn:  Board of Directors
                           Fax:  704-845-1815

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                       Indemnification Agreement - Page 5


or to such other address as may have been furnished in the same manner by any party to the others.

         15. Governing Law; Jurisdiction. Each of the parties hereto: (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York and of the federal courts sitting in the State of New York with respect to all actions and proceedings arising out of or relating to this letter agreement and the transactions contemplated hereby; (b) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence any action or proceeding relating to this letter agreement or the transactions contemplated hereby except in such courts; (c) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this letter agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; and (d) irrevocably appoints The Corporation Trust Company in the case of the Indemnitor as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such dispute, litigation, action or proceeding brought in such courts and agrees that it will maintain The Corporation Trust Company in the case of the Indemnitor at all times as its duly appointed agent in the State of New York for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it in accordance with, and in the manner provided in, Section 13 of this Agreement, with such service deemed effective on the fifth day after the date of such mailing.

         16. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement, to the extent signed and delivered by means of a facsimile machine or electronic mail in .pdf file format, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.



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              Signature Page to Director Indemnification Agreement

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             METROMEDIA INTERNATIONAL GROUP, INC.


                             By:     /S/ Harold F. Pyle, III
                                     -------------------------------------------
                                    Name:  Harold F. Pyle, III
                                    Title:  Chief Financial Officer



                             INDEMNITEE


                             /S/ Mark S. Hauf
                             ---------------------------------------------------
                             Name:  Mark S. Hauf